                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                DARDEN RESTAURANTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                DARDEN RESTAURANTS, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            DARDEN RESTAURANTS, INC.
                   5900 LAKE ELLENOR DRIVE, ORLANDO, FL 32809

                            ------------------------

                         1997 NOTICE OF ANNUAL MEETING
                              AND PROXY STATEMENT

                             ---------------------

                                                                 August 12, 1997

To Our Stockholders:

    You are cordially invited to attend the 1997 Annual Meeting of Stockholders, which will be held at the Renaissance Orlando Resort, 6677 Sea Harbor Drive, Orlando, Florida, on Thursday, September 25, 1997, at 11:30 a.m. Eastern Daylight Savings Time. All holders of the Company's outstanding common stock as of July 28, 1997 are entitled to vote at the Annual Meeting.

    Time will be set aside for discussion of each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement, and stockholders will have an opportunity to ask questions. We plan to adjourn the meeting at approximately 12:30 p.m. A report of the Annual Meeting will be included in the mid-year report that will be mailed to all stockholders in January, 1998.

    Should you decide to attend the Annual Meeting and need special assistance because of a disability, please contact the Secretary of the Company at the address above. Please complete, sign, date and return the proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

                                            Sincerely,

                                            /s/ Joe R. Lee

                                            Joe R. Lee
                                            CHAIRMAN OF THE BOARD AND
                                            CHIEF EXECUTIVE OFFICER

                            DARDEN RESTAURANTS, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 25, 1997

                             ---------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Darden Restaurants, Inc. will be held on Thursday, September 25, 1997, at 11:30 a.m., Eastern Daylight Savings Time, at the Renaissance Orlando Resort, 6677 Sea Harbor Drive, Orlando, Florida, for the following purposes:

1.  To elect eight directors;

2. To approve the appointment of KPMG Peat Marwick LLP to audit the consolidated financial statements of Darden Restaurants, Inc. for the fiscal year beginning May 26, 1997; and

3. To act upon any other business which may properly be brought before the meeting.

    The close of business on July 28, 1997 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ Clifford L. Whitehill

                                          Clifford L. Whitehill
                                          SECRETARY

August 12, 1997

                            DARDEN RESTAURANTS, INC.

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          THURSDAY, SEPTEMBER 25, 1997

VOTING PROCEDURES

    This Proxy Statement is being sent to holders of record at the close of business on July 28, 1997 of the common stock, no par value (the "Common Stock"), of Darden Restaurants, Inc., 5900 Lake Ellenor Drive, Orlando, FL 32809 (the "Company") entitled to vote at the Annual Meeting of Stockholders on September 25, 1997, in order to furnish information relating to the business to be transacted. All stockholders of record on July 28, 1997 are entitled to vote at the meeting and, as of that date, there were 153,019,238 shares of Common Stock outstanding (excluding 7,124,005 shares held in the Company's Treasury). Each share of Common Stock entitles the holder to one vote. The 7,124,005 shares of Common Stock held in the Company's treasury will not be voted and will not be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote.

    This Proxy Statement and the accompanying form of proxy are being first mailed or given to stockholders on or about August 12, 1997.

    A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States or Canada. Please indicate on the proxy card if you intend to attend the Annual Meeting of Stockholders on September 25, 1997.

    You have three choices on each matter to be voted upon at the Annual Meeting. For the election of directors, by checking the appropriate box on your proxy card, you may (i) vote for all of the director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group except those nominees you identify on the appropriate line. See "General Information" under Item No. 1. Concerning the other item, by checking the appropriate box, you may (i) vote "FOR" the item;
(ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on the item.

    You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy, or by attending the meeting and withdrawing the proxy. You may also be represented by another person present at the meeting by executing a form of proxy designating such person to act on your behalf. Each unrevoked proxy card properly executed and received prior to the close of the meeting will be voted as indicated. Where specific instructions are not indicated, the proxy will be voted FOR the election of all directors as nominated and FOR the approval of the appointment of KPMG Peat Marwick LLP as independent auditors.

    If an executed proxy card is returned and the stockholder has voted "abstain" on any matter (or "withhold authority" as to the election of any director), the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matters. A majority of shares of Common Stock, represented at the Annual Meeting in person or by proxy, will constitute a quorum. The affirmative vote of a majority of the shares of Common Stock entitled to vote, present in person or by proxy at the Annual Meeting, will be necessary for the election of directors and the approval of the other matter herein submitted to the stockholders for approval at the Annual Meeting.

    The expense of preparing, printing and mailing this Proxy Statement will be paid by the Company. The Company has engaged Georgeson & Company Inc. to assist in the solicitation of proxies from stockholders at a fee of $8,500 plus reimbursement of its out-of-pocket expenses. In addition to the use of the mail, proxies may be solicited personally, by telephone or by facsimile by regular employees of the Company without additional compensation, as well as by employees of Georgeson & Company Inc. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Common Stock.

    A copy of the 1997 Annual Report to Stockholders, which includes the consolidated financial statements of the Company as of and for the fiscal year ended May 25, 1997, is being included in the same mailing package as your proxy material. If you did not receive the Annual Report, please call the Secretary at 407-245-5215 (collect) and a copy will be forwarded to you.

    Shares of Common Stock credited to the accounts of participants in the Company's Profit Sharing and Savings Plan ("PSSP") have been added to such persons' other holdings on their proxy cards and, as to shares of Common Stock which have been allocated to such person's account in the PSSP, the proxy also serves as voting instructions to the trustee of the PSSP. The trustee of the PSSP will vote allocated shares of Common Stock for which it has not received direction, as well as unallocated shares held by the trustee, in the same proportion as directed shares are voted.

CERTAIN OWNERS OF COMMON STOCK

    As of May 25, 1997, the only persons known to the Company to own beneficially (as defined by the Securities and Exchange Commission for proxy statement purposes) more than 5% of the outstanding Common Stock of the Company, based on Schedule 13G reports and subsequent amendments filed during fiscal 1997, are as follows:

                                                                                    AMOUNT AND NATURE
NAME AND ADDRESS                                                                         OF CLASS
  OF BENEFICIAL OWNER                                                                   OWNERSHIP         PERCENT
----------------------------------------------------------------------------------  ------------------  -----------
State Street Bank and Trust Company
  225 Franklin Street
  Boston, Massachusetts 02110                                                            15,273,824(1)         9.6%

The Prudential Insurance Company of America
  751 Broad Street
  Newark, New Jersey 07102                                                               17,734,406(2)       11.59%

------------------------

(1) As of December 31, 1996, 12,876,819 shares were held as trustee of the PSSP, and 2,397,005 shares were held as trustee for various personal trust accounts and other Company employee benefit plans and index accounts. Such holder had sole power to vote 1,449,753 of such shares, shared voting power on 12,915,471 shares, sole dispositive power on 2,343,953 shares, and shared dispositive power on 12,929,871 shares.

(2) As of April 30, 1997, 235,700 shares were held for the benefit of the holder's general account, and 17,498,706 shares were held for the benefit of the holder's clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. Such holder had sole power to vote 2,812,197 shares, shared voting power on 14,826,959 shares, sole dispositive power on 2,812,197 shares, and shared dispositive power on 14,922,209 shares.

                                   ITEM NO. 1
                             ELECTION OF DIRECTORS

GENERAL INFORMATION

    Directors will hold office until the next Annual Meeting and until their successors are duly chosen and qualify, or until their earlier resignation or removal. The Nominating Committee of the Board of Directors has inquired of each nominee, and each nominee has agreed to serve if elected. In the event that any of these nominees should become unavailable for election, this Committee may designate substitute nominees, in which event the shares represented by the proxy cards returned will be voted for such substitute nominees unless an instruction to the contrary is indicated on the proxy card.

INFORMATION CONCERNING NOMINEES

H. B. Atwater, Jr.      H. B. Atwater, Jr., age 66, retired on June 1, 1995 as Chairman and
  Director since 1995   Chief Executive Officer and as a director of General Mills, Inc., the former parent company of Darden Restaurants, Inc. Mr. Atwater joined General Mills, Inc. in 1958 and he was elected President in
                        1977, Chief Executive Officer in 1981, and Chairman of the Board in
                        1982. Mr. Atwater is a director of Merck & Co., Inc. He is on the
                        Board of the Mayo Foundation.

Bradley D. Blum         Bradley D. Blum, age 43, is President of The Olive Garden. Mr. Blum
  Nominee               joined General Mills in 1978. He was named Director of Marketing in
                        1984, responsible for Big G Cereals, and he became Vice President of
                        Big G New Enterprises in 1989. In 1990, he was named Vice President of Marketing for Cereal Partners Worldwide, General Mills' joint venture with Nestle, headquartered in Switzerland. He joined the
                        Company in 1994 as Senior Vice President of Marketing for The Olive
                        Garden and was named President of The Olive Garden in December of
                        1994. He was named Senior Vice President of the Company in September of 1995.

Daniel B. Burke         Daniel B. Burke, age 68, retired in February, 1994 as President and
  Director since 1995   Chief Executive Officer of Capital Cities/ABC, Inc., a broadcasting company, a position he had held since 1990. Mr. Burke joined Capital
                        Cities in 1961 as General Manager of WTEN-TV. He was elected
                        Executive Vice President and Director of Capital Cities in 1967 and
                        served as President of the Publishing Division from 1969 until his election as President and Chief Operating Officer of Capital Cities
                        in 1972. Mr. Burke became President and Chief Operating Officer of
                        Capital Cities/ABC, Inc. in 1986 when Capital Cities completed its acquisition of American Broadcasting Companies, Inc. Mr. Burke is a
                        director of Consolidated Rail Corporation, Morgan Stanley Dean
                        Witter Discovery, Rohm and Haas Company and the Washington Post
                        Company.

Joe R. Lee              Joe R. Lee, age 56, is Chief Executive Officer and Chairman of the
  Director since 1995   Board of the Company. Mr. Lee joined Red Lobster in 1967 as a member of its opening management team, and was named its President in 1975.
                        He was elected a Vice President of General Mills, Inc. in 1976, a
                        Group Vice President in 1979, and an Executive Vice President in
                        1981, was named Executive Vice President, Finance and International
                        Restaurants in 1991, and was elected a Vice Chairman in 1992 with responsibility for various consumer foods businesses and corporate staff functions. Mr. Lee was elected a director of General Mills,
                        Inc. in 1985. He was named as the Chief Executive Officer of the
                        Company in

                        December of 1994. Mr. Lee serves on the Board of Directors of
                        Tupperware Corporation.

Betty Southard Murphy   Betty Southard Murphy, age 64, has been a partner in the law firm of
  Director since 1995   Baker & Hostetler since 1980, where she chairs the firm's employment law and benefits practice group. She previously served as Chairman and Member of the National Labor Relations Board from 1975 to 1979 and as Administrator of the Wage & Hour Division of the U.S.
                        Department of Labor from 1974 to 1975. She has had five additional
                        Presidential appointments to special commissions, including the
                        Commission on the Bicentennial of the U.S. Constitution. Ms. Murphy
                        is a trustee of The American University, Washington, D.C.

Michael D. Rose         Michael D. Rose, age 55, is Chairman of the Board of The Promus
  Director since 1995   Hotel Corporation. Promus Hotel Corporation was created when the
                        Promus Companies Incorporated split in 1995. Mr. Rose joined Promus'
                        predecessor company, Holiday Corporation, in 1975. He was elected
                        President in 1979 and held that position until 1984. He was elected
                        Chief Executive Officer in 1981 and held that position until 1994.
                        He was elected Chairman of the Board in 1984. In 1988, he resumed the position of President, which he held until 1991. Mr. Rose is a director of Ashland, Inc., First Tennessee National Corp.,
                        SteinMart, Inc. and General Mills, Inc.

Jack A. Smith           Jack A. Smith, age 62, is Chairman and Chief Executive Officer of
  Director since 1995   The Sports Authority, Inc., a chain of sporting goods stores, which he founded in 1987. He previously served as Chief Operating Officer of Herman's Sporting Goods, President and Chief Executive Officer of
                        Diana Shops, a national women's apparel chain, and held other management positions with Sears, Roebuck & Co. and Montgomery Ward
                        Holding Corporation. He is a director of The Sports Authority, Inc.,
                        Marks Brothers Jewelers, Inc., the National Sporting Goods
                        Association and Nova Southeastern University.

Blaine Sweatt, III      Blaine Sweatt, III, age 49, is President, New Business Division, for
  Director since 1995   the Company. He joined the Red Lobster organization in 1976 and was named Director of New Restaurant Concept Development in 1981. Mr.
                        Sweatt led the teams that developed The Olive Garden, China Coast and Bahama Breeze concepts. He was named a Vice President of General
                        Mills, Inc. in 1985 and a Senior Vice President in 1994. He was
                        named an Executive Vice President of the Company in 1995.

    THESE EIGHT (8) PERSONS WILL BE PLACED IN NOMINATION FOR ELECTION TO THE BOARD OF DIRECTORS. THE SHARES REPRESENTED BY THE PROXY CARDS RETURNED WILL BE VOTED FOR THE ELECTION OF THESE NOMINEES UNLESS YOU SPECIFY OTHERWISE.

BOARD COMPENSATION AND BENEFITS

    Employee directors do not receive additional compensation for serving on the Board of Directors. Non-employee directors receive an annual retainer of $12,500 plus $1,000 for each Board meeting attended and $700 for each committee meeting attended. The non-employee directors' remuneration is paid quarterly, unless payment is deferred. Under the Company's Compensation Plan for Non-Employee Directors, which has a total of 50,000 shares of Common Stock authorized, each year the non-employee directors may elect to receive all or a portion of their cash remuneration (i) in cash payments; (ii) in cash payments deferred until the director retires, with such amounts earning interest; (iii) in Common Stock having a market value equal to the remuneration due; or (iv) in a combination of the foregoing alternatives. In addition to the cash remuneration, under the Company's Stock Plan for Non-Employee Directors, which has a total of 250,000 shares authorized, each such director receives 3,000 shares of restricted Common Stock annually upon election or re-election, which restrictions lapse at the earlier of the next year's annual meeting date or the director's retirement from the Board. Each non-employee director also receives a one-time stock option grant for 12,500 shares of Common Stock upon election to the Board and an additional option to purchase 3,000 shares of Common Stock upon election or re-election to the Board. In addition, each director may choose to receive options determined to be of equal value ("SRO's") to the cash compensation for directors' fees. Such options have an exercise price equal to the fair market value of the Common Stock on the date of grant and are exercisable after three years, except for "SRO's", which are exercisable after six months. The Company also pays the premiums on directors' and officers' liability and business travel accident insurance policies covering the directors.

COMMITTEES OF THE BOARD

    During the fiscal year ended May 25, 1997, the Board of Directors met and/or took action three times and the various committees of the Board met and/or took action a total of five times. Attendance at Board meetings and all committee meetings averaged 91.4%. Each incumbent director standing for election attended more than 75% of the Board meetings and the meetings of Board committees on which the director served. The committees of the Board and their membership as of the close of fiscal 1997 are described below.

    AUDIT COMMITTEE. The Audit Committee consists of four non-employee directors: H. B. Atwater, Jr. (Chair), John P. Birkelund, Betty Southard Murphy and Jack A. Smith. The Audit Committee met once during fiscal 1997 and, again, on June 17, 1997 to determine the recommendation to the Board of Directors regarding the nomination of an independent auditor for shareholder vote at the Annual Meeting on September 25, 1997. The Audit Committee meets separately with representatives of the Company's independent auditors and with representatives of senior management and the internal auditors. In addition to making recommendations to the Board regarding the nomination of an independent auditor for the Company, the Committee reviews (i) the general scope of audit coverages;
(ii) the fees charged by the independent auditors; (iii) matters relating to the internal control systems; (iv) the value of intangibles; and (v) the expenses of senior executives.

    COMPENSATION COMMITTEE. The Compensation Committee consists of four non-employee directors: Michael D. Rose (Chair), H. B. Atwater, Jr., Daniel B. Burke and Jack A. Smith. The Compensation Committee met two times during fiscal 1997. The Committee administers the stock option and incentive plans of the Company, and in this capacity it makes or recommends all option grants or awards under these plans. In addition, the Committee makes recommendations to the Board with respect to the compensation of the Chief Executive Officer and reviews the compensation paid to other corporate officers. The Committee also recommends the establishment of policies dealing with various compensation and employee benefit plans for the Company. See page 11 for the Committee's report on executive compensation.

    EXECUTIVE COMMITTEE.  The Executive Committee consists of five directors:
Joe R. Lee (Chair), H. B. Atwater, Jr., Daniel B. Burke, Michael D. Rose and Jack A. Smith. The Executive Committee did not meet in fiscal 1997. Pursuant to the Company's By-Laws, the Executive Committee has the authority to take all actions that could be taken by the full Board of Directors. It may meet between regularly scheduled Board meetings to take such action as is necessary for the efficient operation of the Company.

    FINANCE COMMITTEE. The Finance Committee consists of four non-employee directors: John P. Birkelund (Chair), Betty Southard Murphy, Michael D. Rose and Daniel B. Burke. The Finance Committee took one action by consent during fiscal 1997. The Committee reviews and makes recommendations relating to public offerings of debt and equity securities, major borrowing commitments and other significant financial transactions, including the dividend policy of the Company.

    NOMINATING COMMITTEE. The Nominating Committee consists of four non-employee directors: H. B. Atwater, Jr. (Chair), John P. Birkelund, Betty Southard Murphy and Michael D. Rose. The Nominating Committee did not meet during fiscal 1997, but took action by consent in July, 1997, to nominate directors for election at the September 25, 1997 meeting of stockholders. The Committee's duties include proposing a slate of directors for election by the stockholders at each annual meeting and proposing candidates to fill vacancies on the Board. It conducts research to identify suitable candidates for Board membership and seeks individuals who will make a substantial contribution to the Company. It will consider candidates proposed by stockholders. Generally, candidates must be highly qualified and have a sincere desire to serve on the Board. They should represent the interests of all stockholders and not those of a special interest group. A stockholder wishing to nominate a candidate should forward the candidate's name and a detailed background of the candidate's qualifications to the Secretary of the Company. Pursuant to a shareholder proposal of the National Electrical Benefit Fund under Rule 14(a)-8 of the Securities and Exchange Commission's proxy regulations, which proposal has been withdrawn, the Committee has adopted a policy which, in summary, states that an outside director may only have an insignificant, i.e., less than 1%, financial relationship with the Company (excluding directors' fees and stock ownership), except that any member of the Compensation or Nominating Committees may not have any such financial relationship.

    PUBLIC RESPONSIBILITY COMMITTEE. The Public Responsibility Committee consists of four non-employee directors: Betty Southard Murphy (Chair), H. B. Atwater, Jr., John P. Birkelund and Daniel B. Burke. The Public Responsibility Committee met once in fiscal 1997. The duties of the Committee are to review and make recommendations regarding the Company's policies, programs and practices to assure that they are consistent with social and legal obligations to employees, consumers and society.

SHARE OWNERSHIP OF DIRECTORS AND OFFICERS

    Set forth in the following table is the beneficial ownership of Common Stock as of May 25, 1997 for each director, each executive officer named in the Summary Compensation Table on page 8, and all directors and executive officers as a group. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares held by such beneficial owner.

                                                     AMOUNT AND NATURE OF     PERCENT OF COMMON
                                                          BENEFICIAL          STOCK OUTSTANDING
NAME OF BENEFICIAL OWNER                                 OWNERSHIP(1)          (*LESS THAN 1%)
--------------------------------------------------  ----------------------  ---------------------

H. B. Atwater, Jr. ...............................          1,587,961(2)               1.04%

John P. Birkelund.................................             31,000                     *

Bradley D. Blum...................................            226,065(3)                  *

Daniel B. Burke...................................             14,730                     *

Joe R. Lee........................................          1,227,377(4)(5)               *

Betty Southard Murphy.............................             10,920(2)                  *

Jeffrey J. O'Hara.................................            499,426(4)                  *

Michael D. Rose...................................             13,833                     *

Jack A. Smith.....................................             11,711(2)                  *

Blaine Sweatt, III................................            414,445(4)                  *

Clifford L. Whitehill.............................            295,523                     *

All Directors and Officers
  as a Group (16 persons).........................          4,743,964                  3.10%

                                                   (FOOTNOTES ON FOLLOWING PAGE)

(FOOTNOTES FOR PRECEDING PAGE)
------------------------

(1) Includes the following shares subject to options exercisable within 60 days of May 25, 1997: H. B. Atwater, Jr., 1,088,543 shares; Bradley D. Blum, 186,379 shares; Daniel B. Burke, 1,879 shares; Joe R. Lee, 885,605 shares; Jeffrey J. O'Hara, 414,318 shares; Michael D. Rose, 1,879 shares; Blaine Sweatt, III, 362,468 shares; Clifford L. Whitehill, 226,747 shares and all Directors and Officers as a group, 3,541,586 shares. These numbers do not include the following fiscal 1997 restricted stock awards granted June 17, 1997: Bradley D. Blum, 3,736 shares; Blaine Sweatt, III, 902 shares; and Clifford L. Whitehill, 1,891 shares.

(2) Includes the following shares held in the common stock fund of the Company's Compensation Plan for Non-Employee Directors: H. B. Atwater, Jr., 2,604 shares; Jack A. Smith, 4,711 shares, and Betty Southard Murphy, 1,725 shares. The director or named officer does not have voting power with respect to the shares held by such beneficial owner.

(3) Includes 200 shares held in a trust for a family member.

(4) Includes the following shares allocated to the PSSP accounts of the named officer as of May 25, 1997: Joe R. Lee, 953 shares; Jeffrey J. O'Hara, 1,941 shares; and Blaine Sweatt, III, 1,413 shares.

(5) Includes 800 shares owned by Joe R. Lee's wife.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During fiscal year 1997, the Company employed the law firm of Baker & Hostetler in which director Betty Southard Murphy is a partner. In fiscal year 1997, the Company paid $173,365 in fees to Baker & Hostetler. This amount is not considered material to the Company or to Baker & Hostetler.

                                   ITEM NO. 2

              APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS

    The stockholders are asked to consider and approve the appointment by the Board of Directors of KPMG Peat Marwick LLP ("KPMG"), an independent certified public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year beginning May 26, 1997. KPMG has audited the financial statements of the Company since 1995. Representatives of the firm will attend the Annual Meeting, will have the opportunity to make a statement if they desire, and will also be available to answer questions.

    THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                                 OTHER BUSINESS

    The Company is not aware of any business to be acted upon at the Annual Meeting other than that which is explained in this Proxy Statement. In the event that any other business calling for a vote of the stockholders is properly presented at the meeting, the holders of the proxies will vote your shares in accordance with their best judgment.

                           SUMMARY COMPENSATION TABLE

    The following table sets forth the cash compensation and certain other components of compensation for the last three fiscal years of the Chief Executive Officer and the Company's four other most highly compensated executive officers.

                                                                                                   LONG-TERM
                                                             ANNUAL COMPENSATION                  COMPENSATION
                                                     ------------------------------------   ------------------------
                                                                                OTHER       RESTRICTED    SECURITIES
                                                                                ANNUAL         STOCK      UNDERLYING    ALL OTHER
NAME AND PRINCIPAL                                   YEAR  SALARY    BONUS   COMPENSATION     AWARDS       OPTIONS     COMPENSATION
POSITION                                             (1)     ($)      ($)      ($) (2)      ($) (3) (4)    (#) (5)       ($) (6)
---------------------------------------------------  ----  -------  -------  ------------   -----------   ----------   ------------
J. R. LEE..........................................  1997  575,000        0          0             0             0       178,755
Chairman of the Board and                            1996  575,000  140,500(7)    33,866      70,241       539,858       325,041
Chief Executive Officer                              1995  438,734        0          0             0       149,314        81,172

J. J. O'HARA (8)...................................  1997  450,000        0          0             0             0        61,979
President and Chief                                  1996  444,231  189,300          0        47,317       350,000        99,442
Operating Officer                                    1995  321,154  190,200          0        47,543        82,009        71,110

B. D. BLUM.........................................  1997  261,537  134,500          0        33,625             0        40,083
President,                                           1996  233,750  115,100     19,985        28,764       144,900        65,397
The Olive Garden                                     1995  178,961   61,800          0        23,495        44,712        22,170

C. L.WHITEHILL.....................................  1997  239,000   68,100          0        17,025             0       141,097
Senior Vice President,                               1996  239,000  100,400      1,661        25,098        71,100        97,124
General Counsel                                      1995  231,571   50,000          0             0        30,188        27,381

B. SWEATT, III.....................................  1997  266,153   32,500          0         8,125             0        45,409
President,                                           1996  256,538   41,200          0        10,293       186,500        71,054
New Business Division                                1995  219,711   41,400          0        10,348        61,696        31,926

------------------------

(1) Annual compensation and long-term compensation for fiscal 1995 were determined solely by General Mills, Inc. ("General Mills") prior to May 29, 1995 (the "Distribution Date") when the Company become an independent New York Stock Exchange corporation.

(2) These amounts relate to tax gross-ups for relocation expenses.

(3) Amounts under this column for fiscal 1997 are based on the fair market value ($9.00) of Common Stock as of June 17, 1997, which determined the value of restricted stock granted on that date under the Darden Restaurants Management Incentive Plan ("MIP"). Under the MIP, participants must deposit with the Company, one personally-owned share of Common Stock for each share of restricted stock awarded, which vests 100% in three years, provided the participant's shares remain on deposit until the end of the corresponding restricted period. Regular dividends are paid on all restricted shares. Restricted stock immediately vests in the event of a change of control. The number and value of aggregate restricted stock holdings including the 1997 award (valued at the fair market value of $9.00 as of June 17, 1997) and all other awards (valued at the fair market value of $8.375 as of May 23, 1997) total: J. R. Lee--23,603 shares ($197,675); J. J. O'Hara--21,749 shares
    ($182,148); B. D. Blum--35,304 shares ($298,006); C. L. Whitehill--4,027 shares ($34,908); and B. Sweatt, III-- 23,186 shares ($194,747).

(4) Amounts in this column for fiscal 1995 are based on the value ($10.6239) of Common Stock as of the Distribution Date for Darden restricted stock issued upon conversion of General Mills restricted stock. Amounts for fiscal 1996 are based on the value ($11.75) of Common Stock as of May 23, 1996, which determined the value of restricted stock granted on that date under the MIP.

(5) The above named officers were awarded double their annual number of stock options in fiscal 1996. As a result, these officers were not granted stock options in fiscal 1997. For the following officers, the amounts shown for fiscal 1996 also include the following salary replacement option grants; B.
    D. Blum--24,900; C. L. Whitehill--11,100; and B. Sweatt, III--26,500. For J.
    R. Lee, the amount shown for fiscal 1996 includes a grant of 39,858 bonus replacement (see also footnote 7). The stock option grants shown in this column for 1995 represent stock options for Darden Common Stock granted under the Company's Stock Option and Long-Term Incentive Conversion Plan ("Conversion Plan") as a result of the conversion of General Mills options granted to the named officers in fiscal 1995.

(6) These amounts for fiscal 1997 include the following components: (1) allocations relating to FlexComp, the Company's deferred compensation plan,
    (2) reimbursement for unused vacation time, (3) an income imputation for life insurance greater than $50,000, (4) reimbursement of relocation expenses, (5) reimbursement for financial counseling, (6) an income imputation for personal use of company plane, and (7) an income imputation for personal use of company car. For the following officers, the amounts for these components are: J. R. Lee--$147,793 (1) and $30,962 (2); J. J.
    O'Hara--$61,979 (1); B. D. Blum--$38,375 (1) and $1,708 (4); C. L.
    Whitehill--$72,767 (1), $9,192 (2), $31,346 (3), $10,601 (4), $5,000 (5),
    $3,752 (6), and $8,439 (7); B. Sweat--$45,409 (1).

(7) The fiscal 1996 annual incentive for J. R. Lee was reduced by 50% in lieu of a grant of 39,858 bonus replacement options.

(8) Mr. O'Hara resigned as a director and officer of the Company on June 20, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The five most highly compensated executive officers were awarded double their annual number of stock options in fiscal 1996. As a result, these officers were not granted stock options in fiscal 1997. (See footnote 5 to Summary Compensation Table.)

                                 STOCK OPTIONS

    The following table summarizes the stock option exercises by the executive officers named in the Summary Compensation Table during fiscal year 1997 and the value of the stock options held by such officers at the end of the fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES UNDERLYING
                                                   UNEXERCISED OPTIONS AT FISCAL YEAR END ($)
                                            ---------------------------------------------------------
                    SHARES        VALUE         CONVERSION PLAN (1)              1995 PLAN (2)
                  ACQUIRED ON    REALIZED   ---------------------------   ---------------------------
NAME              EXERCISE #       ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------  -----------   ----------  -----------   -------------   -----------   -------------
J. R. Lee.......         0               0    740,717        229,987        39,858(4)      500,000
J. J. O'Hara....         0               0    371,114        113,706         --            350,000
B. D. Blum......         0               0    157,797         55,662         9,960(5)      134,940
C. L.
  Whitehill.....     6,393      $25,588.58    199,107         50,468         4,440(5)       66,660
B. Sweatt,
  III...........         0               0    309,856         95,142        10,600(5)      175,900


                     IN-THE-MONEY OPTIONS
                   AT FISCAL YEAR END ($)(3)
                  ---------------------------
NAME              EXERCISABLE   UNEXERCISABLE
----------------  -----------   -------------
J. R. Lee.......   $930,873         $ --
J. J. O'Hara....   $454,959         $ --
B. D. Blum......   $146,093         $ --
C. L.
  Whitehill.....   $166,290         $ --
B. Sweatt,
  III...........   $492,083         $ --

------------------------

(1) These options were granted as a result of the conversion of General Mills stock options granted to the named officers in 1995. General Mills options were adjusted so that two-thirds of the aggregate economic value of each stock option grant was retained in adjusted General Mills stock options (both the price and number of options were adjusted). General Mills stock options retained by the named officers are not reported in this table. One third of the aggregate economic value of each stock option grant was converted into newly issued stock options for Company Common Stock. The economic value at the date of conversion of each named officer's stock option grants was neither increased nor decreased as a result of these adjustments, other than small differences due to rounding of whole shares.

(2) These options were granted under the 1995 Plan.

(3) Value of all unexercised options equals the fair market value at May 23, 1997 ($8.375) of the shares underlying in-the-money options, less the exercise price, times the number of in-the-money options outstanding.

(4) For J. R. Lee, the amount shown represents 39,858 bonus replacement options granted in fiscal 1996 (see footnote 7 of the Summary Compensation Table).

(5) These salary replacement options, granted under the 1995 Plan, benefit the Company by reducing the future cash compensation paid to the named officers, with corresponding reductions in cash bonuses and similar effects on benefits which are tied to base salary.

CHANGE IN CONTROL ARRANGEMENTS

    At the end of fiscal 1997, the Company had management continuity agreements with ten of its executive officers, including those named in the Summary Compensation Table on page 8, providing for guaranteed severance payments equal to three times the annual compensation of the officer (salary plus cash bonus award) and continuation of health and similar benefits for a three-year period if the officer is terminated without cause within two years after a change of control. These agreements also provide that the severance payment shall be reduced by an amount necessary to ensure that the foregoing payments are not subject to any excise taxes that might otherwise be payable under Code Section 4999 of the Internal Revenue Code (the "Code") or any similar tax. The Company also has entered into related trust agreements to provide for payment of amounts under its non-qualified deferred compensation plans, including the directors' compensation plans, the Management Incentive Plan and the management continuity agreements. Full funding is required in the event of a change of control. To date, only a nominal amount has been paid into each trust.

    In addition, stock options, restricted stock and restricted stock units issued under the Stock Option and Long-Term Incentive Plan of 1995 (the "1995 Plan") and the Stock Option and Long-Term Incentive Conversion Plan (the "Conversion Plan") all immediately vest in full in the event of a Change of Control, as defined in such Plans.

STOCK OWNERSHIP GUIDELINES AND STOCK PURCHASE/LOAN OPPORTUNITY

    On June 17, 1997, the Company adopted stock ownership guidelines for executive management. The guideline for the Chief Executive Officer is to own after seven years Company stock valued at a multiple of four times base salary. Other officer guidelines range from a multiple of three times base salary to one-half times base salary depending on the level of responsibility in the organization. To assist the executive in meeting these guidelines, the Company implemented a one-time stock purchase/loan program (the "1998 Stock Purchase/Loan Program") under the 1995 Plan that matches two options for every new share purchased up to a maximum total share value equal to a percentage of such executive's base compensation. The loan is full recourse and interest bearing with a maximum loan amount of 75% of the value of the stock purchased. All stock purchased is held on deposit with the Company until the loan payment requirements are met. In July of 1997 (fiscal 1998), 54 officers participated in the 1998 Stock Purchase/ Loan Program, receiving two options for every share purchased. The program resulted in the purchase of a total of 185,142 shares by Company officers.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of independent outside directors (see page 5). The Committee is responsible for setting and administering the policies that govern both annual compensation and stock ownership programs. The Committee annually certifies corporate performance objectives and evaluates the Company's corporate performance for incentive plans.

    From time to time the Committee will use outside, independent consultants to provide it with background information in performing its duties. During fiscal 1996, the Committee engaged the services of two nationally known compensation consulting firms to review and analyze the Company's pay program. Those firms found that:

    - The current program is sound in its focus on performance;

    - The current program has a good mix of short and long-term incentives; and

    - The current program places more emphasis on long-term incentives than the Company's peers, and as a result, has strong alignment with stockholders.

A competitive analysis was not conducted in fiscal 1997.

    The Company uses cash and stock-based compensation for three purposes: (1) to focus executives on short and long-term business strategy; (2) to reward individual, business unit and corporate performance; and (3) to align executives' interests with those of stockholders. Ultimately, the goal is to maximize the success of the Company. As detailed in the Summary Compensation Table (see page 8), a significant portion of the Company's pay for executives is variable and is linked to performance.

CASH COMPENSATION

    The Company's goal for cash compensation is to pay competitive base salaries, coupled with an annual incentive plan (the Management Incentive Plan). If individual, as well as corporate and/or unit performance, is above average compared to the compensation peer group described below, then total cash compensation also will be above average within that group. Conversely, if performance is below average compared to the compensation peer group, then total cash compensation will also be below average.

    The peer group against which compensation and performance are compared is publicly-traded chain restaurant companies with substantial capitalization. Supplemental pay data is obtained from hospitality, retail and other general industry companies.

    The compensation peer group is a broader group than the S&P Restaurant Index used in the Total Shareholder Return performance graph on page 15. The S&P Restaurant Index is the only published index for purposes of such comparison, but does not include all appropriate comparable companies for compensation purposes.

    The Company also encourages executives to trade-off cash compensation for stock-based compensation. This is discussed below under "Stock-Based Compensation".

BASE SALARY INCREASES

    Base salary increases, if any, for executive officers are determined annually by the Committee based on the individual performance of the executive officer and where the executive's pay stands competitively compared to the compensation peer group. The budgeted salary increase for all employees is also considered in determining base salary increases for executive officers.

MANAGEMENT INCENTIVE PLAN

    Annual cash incentive awards are granted by the Committee to executive officers under the Management Incentive Plan based on the following factors: corporate performance, business unit performance and individual performance. Awards to key executives shall be based on the comparative impact of the individual's position to the overall corporate results as measured by the position level, base salary of the individual and the degree to which such individual is able to affect the division, group or overall corporate result.

    The Company set its business plan aggressively for fiscal 1997 with the goal of achieving approximately 75th percentile performance measured against the compensation peer group for both the Company and its business units. Pursuant to the terms and conditions of the Management Incentive Plan, the Committee met on June 17, 1997, to evaluate and determine a corporate rating for the Company. This rating is based upon earnings per share growth and return on average capital for the 1997 fiscal year compared to targets established by the Committee at the inception of the fiscal year. For fiscal 1997, the corporate ratings could range from 0.50 to 1.8 with top quartile performance represented by a 1.5 or higher rating.

    With an EPS growth of -53.3% and a ROC of 4.6%, the Company's results for fiscal 1997 were disappointing. These results were due primarily to poor performance at Red Lobster, offset to some extent by strong performance at The Olive Garden and Bahama Breeze. As a result, the Committee determined that the Company's corporate rating should be .60. This .60 corporate rating resulted in the lowered bonus payments to all but one of the five most highly compensated executive officers as reported in the Summary Compensation Table (see page 8).

    For fiscal 1998, the Compensation Committee has set a target to achieve significant improvement over fiscal 1997. Achievement of that target would represent more than a 50% increase in EPS growth performance compared to fiscal 1997 results (before unusual items), and, if achieved, would result in a 75th percentile incentive compensation level. For fiscal 1998, a range of 0.0 to 2.0 has been established for a corporate rating with target performance represented by a 1.45 rating or greater.

STOCK-BASED COMPENSATION

    The Committee and management believe that broad and deep employee stock ownership effectively motivates the building of stockholder wealth and aligns the interests of employees with those of the stockholders. At the end of fiscal 1997, approximately 19% of the Company's outstanding shares were either owned by the Employee Stock Ownership Plan, or employees and non-employee members of the Board of Directors, or were under options granted to employees and non-employee members of the Board of Directors.

    The Committee uses the 1995 Plan to attract and retain able employees by the awarding of stock options, restricted stock and restricted stock units. Such employees are defined as those who are responsible for the growth and sound development of the business of the Company. Awards under the 1995 Plan are intended to align the interests of such employees with those of the stockholders.

    Regular stock options are granted by the Committee to the executive officers and other employees based on their potential impact on corporate results (i.e., the person's level of responsibility in the organization) and on their individual performance. A total of 51 employees were granted options under this program in fiscal 1997, and on June 17, 1997, options were granted to 4,220 employees. The size of regular stock option grants to the Chief Executive Officer and other executive officers is periodically reviewed against option grants made by other large restaurant companies in the compensation peer group previously described. The stock option grant made to executive officers in fiscal 1996 was two times an annual competitive grant and was intended to cover two years. Therefore, no grant was made to these executives in fiscal 1997.

    Under the provisions of the 1995 Plan, the Company allows executives to trade-off part of their annual cash incentive payout in return for an additional stock option grant, referred to as a "bonus replacement option". The size of the option grant is based on the value of the foregone incentive payout and the present value of the projected stock option value. Executive officers may elect to reduce their annual cash incentive payout by a maximum of 50% for a grant of bonus replacement options.

    The 1995 Plan also authorizes the Committee to make awards to selected employees of restricted stock of up to 10% of the shares authorized under the plan, and in that connection to determine the number of shares to be awarded, the length of the restricted period, the purchase price, if any, to be paid by the participant, and whether any other restrictions will be imposed with respect to such awards.

    The majority of restricted shares have been and will be granted as part of the stock matching program for participants in the Management Incentive Plan, described on page 12, requiring the participant to place on deposit one share of Common Stock owned for each share of restricted stock awarded. The size of each restricted stock award in that program is equal in value to 15% or 25% (depending on position level) as specified under the 1995 Plan of the participant's annual cash incentive award. If the deposit shares are withdrawn prior to the end of the three-year vesting period, then the unvested restricted stock award is forfeited.

    The Summary Compensation Table on page 8 summarizes the options and restricted stock awards granted in fiscal 1997 to the five most highly compensated executive officers. Included in the totals are options granted as bonus replacement options.

FLEX COMP BENEFITS

    None of the Company's executive officers presently participate in a retirement plan qualified under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Instead, they participate in FlexComp, a nonqualified deferred compensation arrangement. The Company's annual FlexComp contribution equals 3% of the executive's eligible annual earnings plus an additional percent of the executive's eligible annual earnings based on the executive's age and years of service with the Company during which the officer may have been a participant in an ERISA qualified retirement plan. FlexComp participants elect to have their FlexComp contributions credited with rates of return based on several investment alternatives. Therefore, the plan does not have a guaranteed retirement benefit. The annual FlexComp contributions made by the Company for the accounts of the five most highly compensated executive officers are shown in the Other Annual Compensation column of the Summary Compensation Table on page 8.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The Chief Executive Officer's base salary was established by the Compensation Committee of General Mills at $575,000 in May, 1995. This rate remained for fiscal 1996 and fiscal 1997. This amount is lower than the competitive size-adjusted market average.

    The Committee met (without the Chief Executive Officer) on June 17, 1997, to evaluate the Chief Executive Officer's performance for fiscal 1997 and their evaluation was reported to the independent directors of the Board. For fiscal 1997, the Compensation Committee rating for J. R. Lee resulted in no bonus being paid in fiscal 1997.

    Also, no stock options were granted to Mr. Lee in fiscal 1997 because he received an award of double his annual number of stock options in fiscal 1996.

LOANS TO EXECUTIVE OFFICERS

    In July of 1997, each of the following executives listed in the Summary Compensation Table (see page 8) received loans equaling up to 75% of the value of the stock he purchased in connection with his participation in the 1998 Stock Purchase/Loan Program (see page 11). Loans for all participants of the program totalled $1,190,012. J. R. Lee received a loan in the amount of $154,291; B. D. Blum received a loan in the amount of $79,839; C. L. Whitehill received a loan in the amount of $34,189; and B. Sweatt, III received a loan in the amount of $58,229.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Unless the conditions specified in the regulations under Section 162(m) of the Internal Revenue Code are met, the Code limits the Company's ability to deduct, for federal income tax purposes, certain compensation in excess of $1 million per year paid to persons named in the Summary Compensation Table. The amount of compensation which was paid in fiscal 1997 to individual officers was less than $1 million. The Company believes that it meets all other requirements for deductibility of executive compensation and will monitor whether its plans require any future amendments to continue to meet the deductibility requirements of the tax law without compromising the flexibility needed to design effective compensation plans that meet the Company's executive compensation goals as described above.

SUMMARY

    The Compensation Committee is satisfied that the compensation and long-term incentive plans provided to the Chief Executive Officer and the other executive officers of the Company are structured and operated so as to support the Company's business strategy and to create strong linkage and alignment with the long-term best interests of the Company and its stockholders. The Committee will periodically reevaluate these programs to ensure they continue to do so.

                                          COMPENSATION COMMITTEE

                                          Michael D. Rose, Chair
                                          Daniel B. Burke
                                          Jack A. Smith
                                          H. B. Atwater, Jr.

                      COMPARISON OF TWO-YEAR TOTAL RETURN
         BASED ON A $100 INVESTMENT ON THE DISTRIBUTION DATE (5/29/95)

  TOTAL RETURN INDEX                    MAY-95     AUG-95     NOV-95     FEB-96     MAY-96     AUG-96     NOV-96     FEB-97
-------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Darden Restaurants, Inc............     100.00      95.40     103.81     114.19     108.75      74.04      79.04      65.09
  S&P 500............................     100.00     107.56     115.93     128.06     132.61     131.07     147.93     159.17
  S&P Restaurant Index...............     100.00     101.61     119.33     138.20     132.12     126.92     128.37     122.68

  TOTAL RETURN INDEX                    MAY-97
-------------------------------------  ---------
  Darden Restaurants, Inc............      77.15
  S&P 500............................     169.01
  S&P Restaurant Index...............     137.87

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            DARDEN     S&P 500   S&P RESTAURANT INDEX
May-95      $ 100.00   $ 100.00               $ 100.00
Aug-95       $ 95.40   $ 107.56               $ 101.61
Nov-95      $ 103.81   $ 115.93               $ 119.33
Feb-96      $ 114.19   $ 128.06               $ 138.20
May-96      $ 108.75   $ 132.61               $ 132.12
Aug-96       $ 74.04   $ 131.07               $ 126.92
Nov-96       $ 79.04   $ 147.93               $ 128.37
Feb-97       $ 65.09   $ 159.17               $ 122.68
May-97       $ 77.15   $ 169.01               $ 137.87

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company's directors and executive officers, and persons who beneficially own more than ten percent of the Company's Common Stock, are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. To the Company's knowledge, all required reports were filed on a timely basis during fiscal 1997.

STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

    Any stockholder proposal intended to be presented for consideration at the 1998 Annual Meeting and to be included in the Company's proxy statement must be received at the principal executive offices of the Company by the close of business on April 14, 1998. Proposals should be sent to the attention of the Secretary.

STOCK TRANSFER AGENT

    Effective September 29, 1997, First Union National Bank will become the Transfer Agent and Registrar for the stock of Darden Restaurants, Inc. After September 29, shareholder matters such as transfer of shares, stock transfer requirements, missing stock certificates and changes of address, should be directed to First Union at the following address and telephone number:

First Union National Bank
Shareholder Services Group
1525 W. WT Harris Blvd.; 3C3
Charlotte, NC 28288-1153
Telephone Numbers: (704) 590-0394, or toll free (800) 829-8432.

    YOUR VOTE IS IMPORTANT!

    Please sign and promptly return your proxy in the enclosed envelope.

                      THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" ITEMS 1 AND 2.

                                             THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND
                                                     2.

 1. Election  of Directors H. B. Atwater,  Jr.; Bradley D. Blum; Daniel B.  Burke; Joe R. Lee; Betty Southard
   Murphy; Michael D. Rose; Jack A. Smith; Blaine Sweatt
   / / FOR all listed nominees                         / / WITHHOLD AUTHORITY to vote for all listed nominees
   / / LISTED NOMINEES except the following (Instruction:  To withhold authority to vote for any  individual nominee, write the name of such nominee(s) in the space provided.)

 2. Approval  of appointment of  KPMG Peat Marwick  LLP as independent  auditor              /  / FOR     / /
   AGAINST    / / ABSTAIN
   Please indicate whether you will attend the Annual Meeting of Stockholders in Orlando on September 25,
   1997.
   / / I plan to attend.    / / I do not plan to attend.

                            DARDEN RESTAURANTS, INC.

-----------------------------------------------------------------------------------------------------------------------------------

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 The undersigned hereby appoints  J.R. Lee and C.L.  Whitehill, and each  of them, as proxies  with full power  of substitution, to vote all shares of common stock which the undersigned has power to vote at the Annual Meeting of
                 Stockholders  to be held  at 11:30 a.m.  EDT on September  25, 1997 at  Orlando, Florida, and  at any adjournment thereof, in accordance with the instructions set forth herein and with the same effect as though the  undersigned were  present in person and voting such shares. The proxies  are authorized in their discretion to vote upon such other business as may properly come before the meeting.

                                  Dated: _______________________________________

                                  ______________________________________________
                                                   (Signature)
                                  ______________________________________________

                                                   (Signature)

                               PLEASE SIGN EXACTLY AS NAME APPEARS ABOVE. JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD SO INDICATE WHEN SIGNING. IF SIGNER IS A CORPORATION, PLEASE SIGN FULL NAME BY DULY AUTHORIZED OFFICER.

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                            DARDEN RESTAURANTS, INC.
                                 ANNUAL MEETING
   RENAISSANCE ORLANDO RESORT, 6677 SEA HARBOR DRIVE, ORLANDO, FLORIDA 32821
          SEPTEMBER 25, 1997, 11:30 A.M. EASTERN DAYLIGHT SAVINGS TIME
                            DARDEN RESTAURANTS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints J.R. Lee and C.L. Whitehill, and each of them, as proxies with full power of substitution, to vote all shares of common stock which the undersigned has power to vote at the Annual Meeting of Stockholders to be held at 11:30 a.m. EDT on September 25, 1997 at Orlando, Florida, and at any adjournment thereof, in accordance with the instructions set forth herein and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.
                                        Dated: _________________________________

                                                      (Signature)
                                        ________________________________________

                                                      (Signature)
                                        ________________________________________

                                        Please sign exactly as name appears
                                        above. Joint owners should each sign.
                                        Executors, administrators, trustees,
                                        etc. should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.
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THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED
"FOR" ITEMS 1 AND 2.

               THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2

1.  Election of Directors H. B. Atwater, Jr.; Bradley D. Blum; Daniel B. Burke;
    Joe R. Lee; Betty Southard Murphy; Michael D. Rose; Jack A. Smith; Blaine
    Sweatt
    / / FOR all listed nominees    / / WITHHOLD AUTHORITY to vote for all listed
    nominees
    / / LISTED NOMINEES except the following
      (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
    WRITE THE NAME OF SUCH NOMINEE(S) IN THE SPACE PROVIDED.)
________________________________________________________________________________

2.  Approval of appointment of KPMG Peat Marwick LLP as independent auditors

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    Please indicate whether you will attend the Annual Meeting of Stockholders in Orlando on September 25, 1997.

               / /  I plan to attend.
                                    / /  I do not plan to attend.